EXHIBIT 99.A(4)

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

of

Dividend Capital Strategic Global Realty Fund

(formerly Dividend Capital Enhanced Income Fund)

(a Delaware Statutory Trust)

Dated March 15, 2007

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TABLE OF CONTENTS

(continued)

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AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

Dividend Capital Strategic Global Realty Fund

(formerly Dividend Capital Enhanced Income Fund)

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made this 15th day of March, 2007, by the Trustees named hereunder, and by the holders of shares of beneficial interest to be issued hereunder, amending and restating the Agreement and Declaration of Trust made on December 30, 2005, for the purpose of changing the name of the Trust.

WHEREAS, pursuant to Article VIII, Section 4 of the Agreement and Declaration of Trust, the Trustees of the Trust have determined that the Agreement and Declaration of Trust should be amended and restated in its entirety as hereinafter set forth;

NOW, THEREFORE, this Amended and Restated Agreement and Declaration of Trust shall take effect as of the time of the execution by a majority of the Trustees of the Trust.

WITNESSETH that

WHEREAS, this Trust has been formed to carry on the business of an investment company;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth;

WHEREAS, the parties hereto intend that the Trust created by this Declaration and the Certificate of Trust filed with the Secretary of State of the State of Delaware on December 30, 2005, shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement and Declaration of Trust shall constitute the governing instrument of such statutory trust.

NOW, THEREFORE, the Trustees do hereby declare that they will hold IN TRUST all cash, securities and other assets that they may from time to time acquire in any manner as Trustees hereunder to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

ARTICLE I

Name and Definitions

Section 1. Name

This Trust shall be known as the “Dividend Capital Enhanced Income Fund,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2. Definitions

Whenever used herein, unless otherwise required by the context or specifically provided:

(a) “1940 Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time;

(b) “Administrator” means a party furnishing services to the Trust pursuant to any administration contract described in Article IV, Section 7(a) hereof;

(c) “Affiliated Person” has the applicable meaning given it in the 1940 Act;

(d) “Assignment” has the meaning given it in the 1940 Act;

(e) “By-Laws” mean the By-Laws of the Trust as amended or restated from time to time;

(f) “Certificate of Trust” means the certificate of trust filed by the initial Trustee of this Trust on December 30, 2005, in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act, as it may be amended or restated from time to time;

(g) “Class” means a Class of Shares of a Series of the Trust established in accordance with the provisions of Article III hereof;

(h) “Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

(i) “Commission” has the meaning given it in the 1940 Act;

(j) “Continuing Trustee” means any member of the Board of Trustees of the Trust who is not an Interested Person or and affiliate of an Interested Person and has been a member of the Board of Trustees for a period of at least 12 months, or has been a member of the Board of Trustees since the Trust’s initial public offering of its Shares, or is a successor of a Continuing Trustee who is unaffiliated with an Interested Person and is recommended to succeed a Continuing Trustee by a majority of the Continuing Trustees then on the Board of Trustees;

(k) “Declaration” means this Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time;

(l) “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time;

(m) “Interested Person” has the meaning given it in the 1940 Act;

(n) “Investment Adviser” means a party furnishing services to the Trust pursuant to any investment advisory contract described in Article IV, Section 7(a) hereof;

(o) “Person” means and includes natural persons, corporations, partnerships, limited partnerships, statutory trusts and foreign statutory trusts, trusts, limited liability companies, associations, joint ventures, estates, custodians, nominees and any other individual or entity in its own or any representative capacity, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign;

(p) “Principal Underwriter” has the meaning given it in the 1940 Act;

(q) “Securities Act” means the Securities Act of 1933, as amended;

(r) “Series” or “Series of Shares” refers to the division of Shares into two or more Classes as provided in Article III hereof;

(s) “Shareholder” means a record owner of Shares;

(t) “Shares” means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one Class or Series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each Class or Series of shares shall be divided from time to time;

(u) “Trust” means the Delaware statutory trust established under the Delaware Act by this Declaration and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

(v) “Trust Property” means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust or any Series;

(w) “Trustee” means the “Person” or “Persons” who have signed this Declaration and all other Persons who may from time to time be duly elected or appointed and have qualified to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or her or their capacity as Trustees hereunder.

ARTICLE II

Purpose of Trust

The purpose of the Trust is to conduct, operate and carry-on the business of a closed-end management investment company registered under the 1940 Act through one or more Series. The Trust may do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a closed-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

ARTICLE III

Shares

Section 1. Beneficial Interest

The interest of the beneficiaries hereunder shall be divided into an unlimited number of transferable shares of beneficial interest, par value $0.001 per share. All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable.

Section 2. Other Securities

The Trustees may, subject to the Trust’s investment policies and the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including rights or warrants to purchase Shares, preferred or convertible interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred or convertible shares of any Class or Series, or rights or warrants to purchase preferred or convertible shares, they are hereby authorized and empowered to amend or supplement this Declaration, as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section 3. Status of Shares

(a) The Shares shall be personal property that shall give only the rights in this Declaration specifically set forth.

(b) Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to be bound by the terms hereof.

(c) The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees. Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares.

(d) Other than distribution charges of the custodian, transfer agent, shareholder servicing agent or similar agent, for which the Trustees shall have the power to cause each Shareholder to pay directly, in advance or arrears, a pro rata amount as defined from time to time by the Trustees, no Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class.

(e) Shareholders shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust.

(f) The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, not entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitle such representative only to the rights of such Shareholder under this Declaration.

Section 4. No Preemptive Rights

The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights or privileges or to cumulative voting rights, except as specified in this Article III or as specified by the Trustees when creating the Shares, as in preferred shares. Any or all of the Shares, whenever authorized, may be issued, or may be reissued and transferred if such Shares have been reacquired and have treasury status, to any person, firm, corporation, trust, partnership, association or other entity for such lawful consideration and on such terms as the Board of Trustees determines in its discretion without first offering the Shares to any such holder.

Section 5. Trust Only

It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act, thus only creating the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.

Section 6. Issuance of Shares

(a) The Trustees, in their discretion, may from time to time issue shares, convertible securities, or rights or warrants to purchase shares, without vote of the Shareholders, including preferred shares that may have been established pursuant to Section 2 of this Article III, in addition to the then-issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, including pursuant to shareholder rights or similar plans that provide for the issuance of Shares to certain Shareholders, to the extent permissible under Delaware law and the 1940 Act, and may in such manner acquire other assets, including the acquisition of assets subject to, and in connection with, the assumption of, liabilities and businesses.

(b) The Trustees may from time to time divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class thereof in the assets held with respect to that Series, provided that nothing in this Section 6(b) shall limit the ability of the Trustees to cause Shares to be issued pursuant to Section 6(a) of this Article III;

(c) Issuance and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine.

Section 7. Establishment and Designation of Series or Class

(a) The establishment and designation of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.

(b) Shares of each Series or Class of the Trust established pursuant to this Article III, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

(i)	Assets Held with Respect to a Particular Series

All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall irrevocably be held separately with respect to that Series for all purposes, subject only to the rights of creditors of such Series, from the assets of the Trust and every other Series and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the

Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series.

(ii)	Liabilities Held with Respect to a Particular Series

The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges, and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as “liabilities held with respect to” that Series or Class. Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees’ discretion, be set forth in the Certificate of Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

(iii)	Dividends and Distributions

Notwithstanding any other provisions of this Declaration, including, without limitation, Article VI, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series, other than a dividend, distribution or redemption of rights or warrants in connection with the adoption of a shareholder rights or similar plan providing for the issuance of shares to certain Shareholders as set forth in Section 6(a) of this Article IV, nor shall any Shareholder or any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The dividends and distributions or other payments, including those for any Class that hereafter may be created, shall be in such amounts as may be declared from time to time by the Board of Trustees, whether by specifying the amounts, establishing formulas, or otherwise, and such dividends and distributions may vary from Class to Class to such extent and for such purposes as the Board of Trustees may deem appropriate, including, but not limited to, the purposes of complying with requirements of regulatory or legislative authorities or the terms of any preference attaching to one or more Classes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(iv)	Equality

All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series or Class thereof and such rights and preferences as may have been established and designated with respect to any Class within such Series). Subject to the adoption of shareholder rights or similar plans as set forth in Section 6(a) of this Article IV, each Share of any particular Series shall be equal to each other Share of that Series and, with respect to any Class of a Series, each such Class shall represent interests in the assets of that Series and have the same voting, dividend, liquidation and other rights and terms and conditions as each other Class of that Series, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class.

(v)	Fractions

Any fractional Share of a Series or Class thereof shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(vi)	Combination of Series

The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class, unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class; provided, however, that the Trustees may not change Outstanding Shares in a manner materially adverse to Shareholders of such Series or Class.

Section 8. Register of Shares

(a) The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the Trust.

(b) No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.

(c) The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Class of the Trust and similar matters.

(d) The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class of the Trust and as to the number of Shares of each Series or Class of the Trust held from time to time by each Shareholder.

(e) No Shareholder shall be entitled to receive any payment of a dividend or distribution, nor to have notice given to him as provided herein or in the By-Laws, until he or she has given his or her address to the Trust or to the Trust’s transfer or similar agent.

Section 9. Transfer Agent and Registrar

(a) The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable record books therein, the original issues and transfers, if any, of the said Shares.

(b) Any transfer agents and/or registrars that the Trustees employ shall perform the duties that are usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

Section 10. Transfer of Shares; Limitations on Ownership

(a) Definitions for Purposes of this Section 10:

(i) “Affiliate” shall have the meaning assigned to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule).

(ii) “Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (or any successor rules), except that in calculating the beneficial ownership of any particular Person, such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficial Ownership,” “Beneficially Owning” and “Beneficially Owned” have a corresponding meaning.

(iii) “Charitable Beneficiary” shall mean one or more beneficiaries of a Disposition Trust as defined in Section 10(e)(6), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code (or any successor provisions).

(iv) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(v) “Disposition Trust” shall mean any trust as defined in Section 10(c).

(vi) “Disposition Trustee” shall mean a Person, unaffiliated with the Trust or a Prohibited Owner, that is appointed by the Trust to serve as trustee of a Disposition Trust.

(vii) “Excepted Holder” shall mean a Beneficial Owner of Shares of any Class or Series for whom an Excepted Holder Limit is created by this Section 10 or by the Trustees pursuant to Section 10(m) of this Article III.

(viii) “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Trustees pursuant to Section 10(m) of this Article III, the percentage limit established by the Trustees pursuant to Section 10(m) of this Article III.

(ix) The term “Market Price” on any date shall mean, with respect to any Class or Series of outstanding Shares, the Closing Price for such Class or Series of Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Class or Series of Shares, regular way, or, in case no sale takes place on such date, the average of the closing bid and asked prices, regular way, for such Class or Series of Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Class or Series of Shares is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Class or Series of Shares is listed or admitted to trading or, if such Class or Series of Shares is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Class or Series of Shares is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Class or Series of Shares selected by the Trustees or, in the event that no trading price is available for such Class or Series of Shares, the fair market value of the Class or Series of Shares, as determined in good faith by the Trustees.

(x) “NYSE” shall mean the New York Stock Exchange.

(xi) “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or

501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

(xii) “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Section 10, would Beneficially Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

(xiii) “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in change in Beneficial Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

(b) Limitations on Beneficial Ownership of Shares.

(i) No Person, other than an Excepted Holder and other than the Investment Adviser or its Affiliates, shall Beneficially Own Shares of any Class or Series representing more than 9.8% of the aggregate outstanding shares or voting power of such Class or Series. Any Beneficial Ownership in violation of this limitation shall be subject to the provisions set forth in this Section 10.

(ii) If any Transfer is purportedly effected which, if effective, would result in any Person Beneficially Owning Shares in violation of this Section 10, then the intended transferee shall acquire no rights in respect of such Shares, including, without limitation, voting rights or rights to dividends or other distributions with respect to such Shares, and any Shares Beneficially Owned in violation of this Section 10 may be redeemed by the Trust, or its designee, at a price per share equal to the per share consideration paid in the transaction that resulted in such violative Transfer (or, in the case of a devise, gift or other such transaction without consideration, at a price per share equal to the Market Price on the date of the violative Transfer).

(iii) A Person shall not be deemed to Beneficially Own Shares for purposes of this Section 10 if such Shares are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of such Person’s business and if such Shares are held by such Person without the purpose or effect of changing or influencing control of the Trust.

(c) Violative Transfer. If any Transfer is purportedly effected which, if effective, would result in any Person Beneficially Owning Shares of any Class or Series of outstanding Shares in violation of Section 10(b)(i) hereof then the intended transferee shall acquire no rights in respect of such Shares, including, without limitation, voting rights or rights to dividends or other distributions with respect to such Shares and, subject to the right of the Trust to redeem such Shares,

(i) that number of Shares the Beneficial Ownership of which otherwise would cause such Person to violate Section 10(b)(i) (rounded to the next highest whole Share), shall be automatically transferred to a trust (“Disposition Trust”) for the benefit of a Charitable Beneficiary, effective as of the close of business on the business day prior to the date of such transfer, and such Person shall acquire no rights to such Shares; or

(ii) if the transfer to the Disposition Trust described in clause (i) of this Section 10(c) would not be effective for any reason to prevent the violation of Section 10(b)(i), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 10(b)(i) shall be void ab initio.

(d) Remedies for Breach. If the Trustees shall at any time determine in good faith that a Transfer of Shares or other event has purportedly taken place that, if effected would result in a violation of Section 10(b)(i) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Shares in violation thereof (whether or not such violation is intended), the Trustees shall take such action as they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem shares pursuant to this Section 10, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of this Section 10 shall, subject to the right of the Trust to redeem such Shares, automatically result in the Transfer of the Shares to a Disposition Trust, and, where applicable, such Transfer (or other event) in violation of this Section 10 shall be void ab initio irrespective of any action (or non-action) by the Trustees.

(e) Transfer of Shares in Trust.

(i) Ownership of Trust. Upon any purported Transfer that would result in a transfer of Shares to a Disposition Trust pursuant to this Section 10, such Shares shall be deemed to have been Transferred to the Disposition Trustees of the Disposition Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such Transfer to the Disposition Trustees shall be deemed to be effective as of the close of business on the business day prior to the date of such purported Transfer or other event that results in the Transfer to the Disposition Trust pursuant to Section 10. The Disposition Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 10(e)(vi).

(ii) Status of Shares Held by the Disposition Trustee. Shares held by the Disposition Trustee shall be issued and outstanding Shares of the Trust. The Prohibited

Owner shall have no rights in the shares held by the Disposition Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Disposition Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Disposition Trust.

(iii) Dividend and Voting Rights. The Disposition Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Disposition Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that the Shares have been transferred to the Disposition Trustee shall be paid by the recipient of such dividend or distribution to the Disposition Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Disposition Trustee. Any dividend or distribution so paid to the Disposition Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Disposition Trust and, effective as of the date that the Shares have been transferred to the Disposition Trust, the Disposition Trustee shall have the authority (at the Disposition Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that the Shares have been transferred to the Disposition Trust and (ii) to recast such vote in accordance with the desires of the Disposition Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken action pursuant to such vote, then the Disposition Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 10, until the Trust has received notification that Shares have been transferred into a Disposition Trust, the Trust shall be entitled to rely on its share transfer and other records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

(iv) Sale of Shares by Disposition Trustees. Within 20 days of receiving notice from the Trust that Shares have been transferred to the Disposition Trust, the Disposition Trustees of the Disposition Trust shall sell the shares held in the Disposition Trust to a Person, designated by the Disposition Trustees, whose ownership of the shares will not violate the ownership limitations set forth in Section 10(b)(i). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Disposition Trustees shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Disposition Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the date that the Shares were acquired by the Prohibited Owner and (2) the price per Share received by the Disposition Trustees (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Disposition Trust. The Disposition Trustees may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Disposition Trustees pursuant to this Section 10(e). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Shares have been transferred to the Disposition Trust, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Disposition Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 10(e), such excess shall be paid to the Disposition Trustees upon demand.

(v) Right to Redeem Shares Transferred to a Disposition Trust. Shares transferred to a Disposition Trust may be redeemed by the Trust, or its designee, at a price per share equal to the lesser of (i) the per share consideration paid in the transaction that resulted in such transfer to the Disposition Trust (or, in the case of a devise, gift or other such transaction without consideration, the Market Price of the Shares on the date of the Violative Transfer) and (ii) the Market Price of the Shares on the date of redemption from the Disposition Trust. The Trust may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to a Disposition Trust pursuant to Section 10(e). The Trust may pay the amount of such reduction to the Disposition Trustees for the benefit of the Charitable Beneficiary. The Trust shall have the right to redeem such shares until the Disposition Trustees have sold the Shares held in the Disposition Trust pursuant to Section 10(e)(iv). Upon such a redemption, the interest of the Charitable Beneficiary in the shares shall terminate and the Disposition Trustees shall distribute the net proceeds of the redemption to the Prohibited Owner.

(vi) Designation of Charitable Beneficiaries. By written notice to the Disposition Trustees, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Disposition Trust such that the Shares held in the Disposition Trust would not violate the restrictions set forth in Section 10(b)(i) in the hands of such Charitable Beneficiary.

(f) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership of Shares that will or may violate Section 10(b)(i) or any Person who would have owned Shares that would have resulted in a transfer to the Disposition Trust pursuant to the provisions of Section 10(c) shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust.

(g) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 10, the Trustees shall have the power to determine the application of the provisions of this Section 10 with respect to any situation based on the facts known to them. In the event Section 10 requires an action by the Trustees and this Declaration fails to provide specific guidance with respect to such action, the Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 10. Absent a decision to the contrary by the Trustees (which the Trustees may make in their sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 10)

acquired Beneficial Ownership of Shares in violation of Section 10(b)(i), such remedies (as applicable) shall apply first, to the Shares which, but for such remedies, would have been owned directly by such Person, second, to the Shares which, but for such remedies, would have been wholly Beneficially Owned (but not owned directly) by such Person, and thereafter, to the Shares which, but for such remedies, would have been Beneficially Owned by such Person, pro rata among the Persons who directly own such Shares based upon the relative number of the Shares held by each such Person.

(h) Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 10.

(i) Non-Waiver. No delay or failure on the part of the Trust or the Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Trustees, as the case may be, except to the extent specifically waived in writing.

(j) Legend. Any certificate for Shares shall bear a legend that the Shares represented by such certificates are subject to the restrictions on transferability set forth herein.

(k) Recordation of Transfers.

(i) Except as otherwise provided above or by the Trustees, Shares shall be transferable on the record books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust’s transfer or similar agent of a duly executed instrument of transfer (together with a Share certificate if one is outstanding), and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees, including compliance with any securities laws and contractual restrictions as may reasonably be required. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the record books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder, and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

(ii) Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable record books of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

(l) NYSE Transactions. Nothing in this Section 10 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 10 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 10.

(m) Exceptions.

(i) The Trustees, in their sole discretion, may exempt a Person from the limitations in Section 10(b)(i) of this Article III, and may (but are not required to) establish or increase an Excepted Holder Limit for such Person. As part of establishing or increasing such Excepted Holder Limit, the Trustees may (but are not required to) obtain from such Person:

(1) an agreement that any violation or attempted violation of its Excepted Holder Limit (or other action which is contrary to the restrictions contained in this Section 10) will result in such Shares being automatically transferred to a Disposition Trust in accordance with Sections 10(c), 10(d) and 10(e) of this Article III; and

(2) a voting trust or other undertakings which satisfy the Trustees that such Person will not attempt to exert undue influence or control over the Trust.

(ii) In determining whether to grant any exemption pursuant to Section 10(m)(i) of this Article III, the Trustees may consider, among other factors:

(1) the general reputation and moral character of the Person requesting an exemption;

(2) whether ownership of Shares would be direct or through ownership attribution;

(3) whether granting an exemption for the Person requesting an exemption would adversely affect any of the Trust’s existing contractual arrangements; and

(4) whether the Person to whom the exemption would apply is attempting to change control of the Trust or affect its policies in a way which the Trustees consider adverse to the best interest of the Trust or its Shareholders.

(iii) An underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own Shares (or securities convertible into or exchangeable for Shares) in excess of the limitations in Section 10(b)(i) of this Article III, but only to the extent necessary to facilitate such public offering or private placement.

(iv) The Trustees may only reduce the Excepted Holder Limit for an Excepted Holder:

(1) with the written consent of such Excepted Holder at any time; or

(2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.

Section 11. Limitations of Liability and Indemnification of Shareholders

(a) Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. If a Shareholder of the Trust is made a party to any suit or proceeding to enforce any such liability, the Shareholder shall not, on account thereof, be held to any personal liability.

(b) If any Shareholder or former Shareholder of any Series shall be held to be personally liable solely by reason of a claim or demand relating to such Person being or having been a Shareholder, and not because of such Person’s acts or omissions, the Shareholder or former Shareholder (or such Person’s heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such claim or demand, but only out of the assets held with respect to the particular Series of Shares of which such Person is or was a Shareholder and from or in relation to which such liability arose. The Trust, on behalf of the applicable Series, may, at its option, assume the defense of any such claim made against such Shareholder. Neither the Trust nor the applicable Series shall be responsible for satisfying any obligation arising from such a claim that has been settled by the Shareholder without the prior written notice to, and consent of, the Trust.

Section 12. Derivative Actions

(a) Shareholders of the Trust or any Series may not bring a derivative action to enforce the right of the Trust or an affected Series, as applicable, unless each of the following conditions is met:

(i) Each complaining Shareholder was a Shareholder of the Trust or the affected Series, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;

(ii) Each complaining Shareholder was a Shareholder of the Trust or the affected Series, as applicable, as of the time the demand required by subparagraph (iii) below was made;

(iii) Prior to the commencement of such derivative action, the complaining Shareholders have made a written demand to the Board of Trustees requesting that they cause the Trust or affected Series, as applicable, to file the action itself. In order to warrant consideration, any such written demand must include at least the following:

(1) a detailed description of the action or failure to act complained of and the facts upon which each such allegation is made;

(2) a statement to the effect that the complaining Shareholders believe that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Series, as applicable and an explanation of why the complaining Shareholders believe that to be the case;

(3) a certification that the requirements of sub-paragraphs (i) and (ii) have been met, as well as information reasonably designed to allow the Trustees to verify that certification; and

(4) a certification that each complaining Shareholder will be a Shareholder of the Trust or the affected Series, as applicable as of the commencement of the derivative action;

(iv) At least 10% of the Shareholders of the Trust or the affected Series, as applicable, must join in bringing the derivative action; and

(v) A copy of the derivative complaint must be served on the Trust, assuming the requirements of sub-paragraphs (i)-(iv) above have already been met and the derivative action has not been barred in accordance with paragraph (b)(ii) below.

(b) Demands for derivative action submitted in accordance with the requirements above will be considered by those Trustees who are not deemed to be Interested Persons of the Trust. Within 30 calendar days of the receipt of such demand by the Board of Trustees, those Trustees who are not deemed to be Interested Persons of the Trust will consider the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series, as applicable. Trustees that are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action.

(i) If the demand for derivative action has not been considered within 30 calendar days of the receipt of such demand by the Board of Trustees, a decision communicated to the complaining Shareholder within the time permitted by sub-paragraph (ii) below, and sub-paragraphs (i)-(iv) of paragraph (a) above have been met, the complaining Shareholders shall not be barred by this Declaration from commencing a derivative action.

(ii) If the demand for derivative action has been considered by the Board of Trustees, and a majority of those Trustees who are not deemed to be Interested Persons of the Trust, after considering the merits of the claim, has determined that maintaining a suit would not be in the best interests of the Trust or the affected Series, as applicable, the complaining Shareholders shall be barred from commencing the derivative action. If upon such consideration the appropriate members of the Board determine that such a suit should be maintained, then the appropriate officers of the Trust shall commence initiation of that suit and such suit shall proceed directly rather than derivatively. The Board of Trustees, or the appropriate officers of the Trust, shall inform the complaining Shareholders of any decision reached under this sub-paragraph (ii) in writing within five business days of such decision having been reached.

(c) A Shareholder of a particular Series of the Trust shall not be entitled to participate in a derivative action on behalf of any other Series of the Trust.

ARTICLE IV

Trustees

Section 1. Number, Election and Tenure

(a) The number of Trustees shall initially be one, and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees or by resolution approved at a duly constituted meeting of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than 3.

(b) The Board of Trustees shall be divided into three Classes: Class I, Class II and Class III. Each Class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board of Trustees. Within the above specified limits, the number of the Trustees in each Class shall be determined by resolution of the Board of Trustees. The Trustees may also determine by resolution those Trustees in each Class that shall be elected by Shareholders of a particular class or series of Shares (e.g., by a class or series of preferred Shares), and may set forth in the By-Laws of the Trust or elsewhere the procedures for the nomination, appointment, and election of such Trustees. The term of office of Class I Trustees shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement relating to the Shares under the Securities Act. The term of office of Class II Trustees shall expire on the date of the second annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the initial Registration Statement relating to the Shares under the Securities Act. The term of office of Class III Trustees shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the initial Registration Statement relating to the Shares under the Securities Act. Upon expiration of the term of office of each Class as set forth above, the number of Trustees in such Class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 2 of this Article IV. The number of trusteeships shall be apportioned among the Classes by the Board of Trustees so as to maintain the number of Trustees in each Class as nearly equal as possible, but in no case shall a decrease or increase in the number of Trustees shorten the term of any incumbent Trustee or have the effect of removing any Trustee from office prior to the expiration of the Trustee’s term.

(c) In the event that less than the majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a Shareholders’ meeting for the election of Trustees.

(d) Each Trustee shall serve during the lifetime of the Trust until he or she dies; resigns; has reached the mandatory retirement age, if any, as set by the Trustees; is declared incompetent by a court of appropriate jurisdiction; or is removed, or, if sooner, until the election and qualification of his or her successor.

Section 2. Effect of Resignation, Removal or Death

(a) A Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. Upon the resignation of a Trustee, each such resigning Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning Trustee.

(b) Any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 1 of this Article IV hereof) for cause only and not without cause by action taken by a two-thirds of the remaining Trustees followed by the holders of at least seventy-five percent (75%) of the Shares then entitled to vote in an election of such Trustee. Upon the removal of a Trustee, each such removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such removed Trustee.

(c) The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

Section 3. Vacancies

(a) Whenever a vacancy in the Board of Trustees shall occur or be created, including an increase in the number of Trustees by action of the Board of Trustees, only the remaining Trustees may fill such vacancy by appointing an individual or individuals having the qualifications described in this Article by a written instrument signed by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided, however, that the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 1 of this Article IV.

(b) If the Shareholders of any Class or Series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that Class or Series may fill any vacancy among the number of Trustees elected by that Class or Series.

(c) Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office or by resolution approved at a duly constituted meeting of the Board of Trustees.

(d) Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees.

(e) In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust’s Investment Adviser is empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

(f) No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration.

Section 4. Meetings

(a) Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, or the President, Secretary, or any number of Trustees greater than one-third of the total number of Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be that number which is one greater than one-third (1/3rd) of the total number of Trustees, but not less than two. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

(b) Any committee of the Trustees may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third (1/3rd), but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of all of the members.

(c) Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

(d) All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting, to the extent not inconsistent with the 1940 Act.

(e) Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee, consent to the action in writing and, the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

(f) The Trustees shall elect a President, a Secretary and a Treasurer and may elect a Chairman who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee. A Chairman or Vice-Chairman shall not be deemed to be an officer of the Trust.

Section 5. Powers

(a) Subject to the provisions of this Declaration, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of any kind on behalf of the Trust. The Trustees may perform such acts as, in their sole discretion, are proper for conducting the business of the Trust.

(b) Subject to Section 10 of this Article IV, the Trustees shall owe to the Trust and its Shareholders the same fiduciary duties as owed by directors of corporations to such corporations and their stockholders under the General Corporation Law of the State of Delaware.

(c) The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration.

(d) The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.

(e) The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. Such powers of the Trustees may be exercised without order of or resort to any court. Without limiting the foregoing, the Trustees may:

(i) enlarge or reduce the number of Trustees, specifying the date when such action shall become effective, and fill vacancies (including newly created trusteeships) caused by enlargement of their number or by the death, resignation, retirement or removal of a Trustee;

(ii) elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate;

(iii) appoint from their own number and establish and terminate one or more committees, consisting of two or more Trustees, that may exercise the powers and authority of the Board of Trustees to the extent that the Trustees so determine;

(iv) employ one or more custodians of the assets of the Trust and authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank;

(v) employ an Administrator for the Trust and authorize such Administrator to employ sub-administrators; employ an Investment Adviser to the Trust and authorize such Investment Adviser to employ sub-advisers; retain a transfer agent or a shareholder servicing agent, or both;

(vi) provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise;

(vii) redeem, repurchase and transfer Shares pursuant to applicable law;

(viii) set record dates for the determination of Shareholders with respect to various matters;

(ix) declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series;

(x) and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such Investment Adviser, Administrator, sub-adviser, sub-administrator, custodian, transfer or shareholder servicing agent, or Principal Underwriter.

(f) Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

(g) Unless otherwise specified herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, within or without the State of Delaware.

(h) Without limiting the foregoing, the Trustees shall also have the power and authority to cause the Trust (or to act on behalf of the Trust) to:

(i) invest and reinvest cash and other property, to hold cash or other property uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of or enter into contracts for the future acquisition or delivery of, securities and other instruments and property of every nature and kind, including, without limitation, shares or interests in open-end or closed-end investment companies or other pooled investment vehicles, common and preferred stocks, warrants and rights to purchase securities, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, loans, obligations, participations, other evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers’ acceptances, derivative instruments, and other securities or properties of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, and foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or engage in “when issued” or delayed delivery transactions and in all types of financial instruments and hedging and risk management transactions; change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(ii) sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

(iii) vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(iv) exercise powers and right of subscription or otherwise which in any manner arise out of ownership or securities;

(v) hold any security or property in any form, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

(vi) consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(vii) join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(viii) compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

(ix) enter into joint ventures, general or limited partnerships and any other combinations or associations;

(x) borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

(xi) endorse or guarantee the payment of any notes or other obligations of any Person, to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof, and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

(xii) purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance polices insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

(xiii) adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(xiv) operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

(xv) enter into contracts of any kind and description;

(xvi) employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration or in the By-Laws;

(xvii) employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration or in the By-Laws;

(xviii) interpret the investment policies, practices, or limitations of any Series or Class; and

(xix) establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article III;

(xx) allocate, to the fullest extent permitted by Section 3804 of the Delaware Act, assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III; and

(xxi) engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage subject to the requirements of the 1940 Act.

(i) The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder. The Trust may pursue its investment program and any other powers as set forth in this Section 5 of Article IV either directly or indirectly through one or more subsidiary vehicles at the discretion of the Trustees or by operating in a master feeder structure.

(j) Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Administrator, Principal Underwriter, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person, or entity in which such person is an Interested Person, as broker, legal counsel, registrar, Investment Adviser, Administrator, Principal Underwriter, distributor, transfer agent, dividend disbursing agent, shareholder servicing agent, custodian or in any other capacity upon customary terms.

(k) The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreement and other instruments. Except to the extent required for a corporation formed under the Delaware General Corporation Law, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a Class action on behalf of the Trust or the Shareholders.

(l) The Trustees shall have the power to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Trust, other than the Share ledger, shall be open to inspection by Shareholders. No Shareholder shall have any right to inspect any account, book, or document of the Trust except to the extent permitted by statute or the By-Laws.

(m) Subject to Article III, Section 7, the Trustees shall have the power to pay, directly or indirectly through contractual arrangements, out of the assets or income of the Trust any expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of pricing Trust portfolio securities; expenses of sale, addition and reduction of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodians, transfer agents, shareholder servicing agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses, statements of additional information and Shareholder reports of the Trust and each Series and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; registration fees and related expenses under state or foreign securities or other laws; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities. This Article shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

Section 6. Ownership of Assets of the Trust

The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial ownership in the Trust or Series.

Section 7. Execution of Advisory, Management and Distribution Arrangements

(a) Subject to such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or non-exclusive advisory, management and/or administrative services (including, in each case, one or more sub-advisory, sub-management or sub-administration services) for the Trust or for any Series (or Class thereof) with any corporation, trust, association, or other organization; and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Investment Adviser to supervise and direct the investment of all assets held, and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments; authority for the Investment Adviser or Administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators, or such other activities as may specifically be delegated to such party.

(b) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association, or other organization, appointing it exclusive or non-exclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust. Every such contract (i) shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, (ii) may contain such other terms as the Trustees may determine, and (iii) may provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust.

(c) The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws or stipulated by resolution of the Trustees.

(d) The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of applicable laws and regulations.

(e) Subject to applicable laws and regulations, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

(f) The fact that:

(i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Investment Adviser, Administrator, sub-adviser, sub-administrator, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that

(ii) any corporation, trust, association or other organization with which an advisory, management, or administration contract or Principal Underwriter’s or distributor’s contract, or transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

Section 8. Compensation

The Trustees in such capacity shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation. However, the Trust will not compensate those Trustees who are otherwise compensated by the Investment Adviser, any sub-adviser or the Principal Underwriter under the terms of any contract between the Trust and the Investment Adviser, any sub-adviser or the Principal Underwriter, as applicable. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.

Section 9. Ownership of Shares

Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent. The Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares.

Section 10. Limitation of Liability

(a) No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard of duty. Subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Trustee or officer of the Trust is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, that Trustee or officer shall not, on account thereof, be held to any personal liability.

(b) A Trustee who has been determined to be an “audit committee financial expert” for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 (“SOX”) or any successor provision thereto or has been designated as the Chairman or Vice-Chairman of the Board of Trustees by the Board of Trustees shall not be subject to any greater liability or duty of care in discharging such Trustee’s duties and responsibilities by virtue of such determination or designation than is any Trustee who has not been so designated.

(c) Any repeal or modification of this Section 10 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 11. Indemnification

(a) The Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article IV by reason of his having acted in any such capacity to the fullest extent consistent with state law and the 1940 Act, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful. However, no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (collectively, “disabling conduct”).

(b) Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification.

(c) The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives.

(d) No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(e) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder, or (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (f) below.

(f) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(g) The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, vote of Shareholders or Trustees who are “disinterested persons” (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

(h) Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

(i) No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

(j) No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust.

(k) The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets and maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

(l) Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE V

Shareholders

Section 1. Meetings

Meetings of the Shareholders shall be called and notice thereof and record dates therefore shall be given and set as provided in the By-Laws.

Section 2. Voting

(a) The Shareholders shall have power to vote only with respect to the election or removal of Trustees as provided in Article IV hereof, and such additional matters relating to the Trust as may be required by applicable law, this Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable.

(b) Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

(c) Notwithstanding any other provision of this Declaration, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except:

(i) when required by the 1940 Act, Shares shall be voted by individual Series;

(ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon; and

(iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon.

(d) There shall be no cumulative voting in the election of Trustees.

(e) Shares may be voted in person or by proxy.

(f) Until Shares of a Class or Series are issued, the Trustees may exercise all rights of Shareholders of that Class or Series and may take any action required by law, this Declaration or the By-Laws to be taken by the Shareholders with respect to that Class or Series. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

Section 3. Quorum and Required Vote

Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration, a majority of the Shares entitled to vote shall constitute a quorum at a Shareholders’

meeting. When any one or more Series (or Classes) is to vote as a single Class separate from any other Shares, a majority of the Shares of each such Series (or Class) entitled to vote shall constitute a quorum at a Shareholders’ meeting of that Series (or Class). Except when a larger vote is required by any provision of this Declaration or the By-Laws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of law or of this Declaration requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series (or Class) is concerned.

Section 4. Proxies

(a) A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by an electronic or telecommunications device or in any other manner.

(b) Notwithstanding anything else contained herein or in the By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or Classes thereof or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only by written proxy or in person at a meeting.

Section 5. Record Dates

For the purpose of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, or to vote at any meeting of shareholders, the Trustees may from time to time fix a date, which shall be before the date of such meeting or for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

Section 6. Additional Provisions

The By-Laws may include further provisions for Shareholders, votes and meetings and related matters.

ARTICLE VI

Requirements for the Approval of Certain Transactions

Section 1. Required Vote

Notwithstanding any other provision of this Declaration, and subject to the exceptions provided in Section 4 of this Article VI, the transactions described in Section 3 of this Article VI shall require the affirmative vote of a majority of the Trustees and of the Shareholders of seventy-five percent (75%) of the outstanding shares of each affected Class or Series of the Trust, voting separately as a Class or Series. Notwithstanding any other provisions in this Declaration, such affirmative vote shall be in addition to, and not in lieu of, the vote of the Shareholders of the Trust otherwise required by law, including, without limitation, any separate vote by Class of Shares that may be required by the 1940 Act, by the terms of any Class that is now or hereafter authorized, or by any agreement between the Trust and any national securities exchange.

Section 2. Principal Shareholder Defined

(a) “Principal Shareholder,” for purposes of this Article, means any corporation, person, entity, or group within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding shares of the Trust and includes any “affiliate” or “associate,” as those terms are defined in Rule 12b-2 under the Exchange Act, of a Principal Shareholder.

(b) For the purposes of this Article, in addition to the Shares which a corporation, person, entity, or group beneficially owns directly, any corporation, person, entity, or group shall be deemed to be the beneficial owner of any Shares of the Trust (1) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise, or (2) which are beneficially owned, directly or indirectly, including Shares deemed owned through application of clause (1) above, by any other corporation, person, entity, or group with which it or its “affiliate” or “associate” has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares of the Trust, or which is its “affiliate” or “associate,” as so defined. For purposes of this Article, calculation of the outstanding shares of the Trust shall not include shares deemed owned through application of clause (1) above.

Section 3. Pertinent Transactions

This Article VI shall apply to the following transactions:

(a) The conversion of the Trust from a closed-end management investment company to an open-end management investment company, provided that such conversion shall not occur until at least 90 days after the Shareholders’ meeting at which such conversion was approved and upon 30 days’ prior notice to Shareholders;

(b) A change in the nature of the business of the Trust so that it would no longer be an investment company registered under the 1940 Act (but not including the dissolution or liquidation of the Trust as set forth in paragraph (e) herein;

(c) A merger, consolidation or statutory share exchange of the Trust or any subsidiary of the Trust with or into any other Trust or entity, including a corporation;

(d) The sale of all or any substantial part of the assets of the Trust, other than in the regular course of the Trust’s investment activities;

(e) The dissolution, liquidation or termination of the Trust or a series or Class of Shares thereof;

(f) The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder;

(g) The sale, lease, or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder, except assets having an aggregate fair market value of less than 2% of the total assets of the Trust aggregating for the purposes of such computation all assets sold, leased, or exchanged in any Series of similar transactions within a twelve-month period;

(h) The sale, lease, or exchange to the Trust, in exchange for securities of the Trust, of any assets of any Principal Shareholder, except assets having an aggregate fair market value of less than 2% of the total assets of the Trust aggregating for the purposes of such computation all assets sold, leased, or exchanged in any Series of similar transactions within a twelve-month period; or

(i) The issuance of any securities of the Trust to any Principal Shareholder for cash, except as part of an offering in which the Principal Shareholder has no special right to participate as compared to other holders of the same Class of Shares, or investors at large.

Section 4. Exception

If 80% of the Trustees approve any transaction described in Section 3 of this Article VI, only the approval of “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust shall be required under the provisions in Section 1 of this Article VI, except that shareholder approval of the matters specified in Section 3(c), (d) and (e) above shall not be required, unless otherwise required by applicable law, if 80% of the Trustees approve such matter. For the purposes of calculating “a majority of the outstanding voting securities,” each Class and Series of the Trust shall vote together as a single Class, except to the extent required by the 1940 Act or this Declaration with respect to any Class or Series of shares. If a separate vote is required, the applicable proportions of shares of the Class or Series, voting as a separate Class or Series, will also be required.

ARTICLE VII

Net Asset Value, Distributions and Redemptions

Section 1. Determination of Net Asset Value

Subject to applicable law and Article III, Section 7 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws, in a registration statement, or in a duly adopted procedure such bases and time for determining the Net Asset Value per Share of any Series or Class or net income attributable to the Shares of any Series or Class, or the declaration and payment of dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable. The Trustees shall cause the Net Asset Value of Shares of each Series or Class if appropriate to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the NYSE on each day for all or part of which such Exchange is open for unrestricted trading.

Section 2. Distributions

The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted resolution of the Trustees such bases and time for the declaration and payment of dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable.

Section 3. Redemptions

The Shares of the Trust are not redeemable by Shareholders.

Section 4. Disclosure of Ownership

The holders of Shares or other securities of the Trust shall, upon demand, disclose to the Trustees, in writing, such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, this Declaration, or to comply with the requirements of any other taxing or regulatory authority.

ARTICLE VIII

Duration, Termination, Reorganization and Amendments

Section 1. Duration

Subject to possible termination in accordance with the provisions of Section 2 of this Article VII, the Trust created hereby shall continue without limitation of time.

Section 2. Termination of the Trust or Any Series or Class

(a) The Trust or any Series of Shares or Class thereof may be terminated at any time in accordance with Article VI.

(b) Upon the requisite Shareholder vote or action by the Trustees to terminate the Trust or any one or more Series of Shares or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or any Class thereof as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees may consider appropriate reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or Class on the date of distribution.

Thereupon, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.

(c) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate of Cancellation may be signed by any one Trustee.

Section 3. Reorganization

(a) The Trustees may, without Shareholder approval, unless such approval is required by applicable law or by the terms of Article VI of this Declaration:

(i) cause the Trust to merge or consolidate with or into one or more trusts (or Series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is a closed-end management investment company as defined in the 1940 Act, or is a Series thereof, that will succeed to or assume the Trust’s registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession or territory of the United States, unless otherwise permitted under the 1940 Act;

(ii) cause any one or more Series (or Classes) of the Trust to merge or consolidate with or into any one or more other Series (or Classes) of the Trust, one or more trusts (or Series or Classes thereof to the extent permitted by law), partnerships, associations, corporations so long as the surviving or resulting entity is a closed-end management investment company as defined in the 1940 Act, or is a Series or Class thereof;

(iii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; or

(iv) cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction so long as the surviving or resulting entity is a closed-end management investment company as defined in the 1940 Act, or is a Series or Class thereof.

(b) Any agreement of merger or consolidation or exchange or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(c) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

(d) The Trustees may create one or more statutory trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and, consistent with the requirements of Article VI of this Declaration, may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any Series of Classes thereof so long as the surviving or resulting entity is a closed-end management investment company as defined in the 1940 Act, or is a Series or Class thereof.

(e) The approval of the Trustees shall be sufficient, to the extent consistent with Article VI of this Declaration, to cause the Trust, or any Series thereof, to sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series of the Trust or to another entity to the extent permitted under the 1940 Act, for adequate consideration, which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include Shares or interest in such Series of the Trust, entity, or Series so long as the surviving or resulting entity is a closed-end management investment company as defined in the 1940 Act, or is a Series or Class thereof. Without limiting the generality of the foregoing, this provision may be utilized to permit the Trust to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder structure.

(f) The Trust may, at the discretion of the Board of Trustees, as may be permitted by the 1940 Act, and upon the resolution of a majority of the then Trustees, convert to a master-feeder structure, in which the feeder fund invests all of its assets into a master fund, rather than making investments in securities directly. Existing Series or Classes of the Trust may either become feeders into a master fund, or themselves become master funds into which other funds may be feeders.

Section 4. Amendments

(a) Except as specifically provided in this Section 4, the Trustees may, without Shareholder vote, restate, amend, or otherwise supplement this Declaration. Shareholders shall have the right to vote on:

(i) any amendment that would affect their right to vote granted in Article VI, hereof;

(ii) any amendment to this Article VIII, Section 4;

(iii) any amendment that may require their vote under applicable law or by the Trust’s registration statement, as filed with the Commission; and

(iv) any amendment submitted to them for their vote by the Trustees.

(b) Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more Series or Classes shall be authorized by a vote of the Shareholders of each Series or Class affected and no vote of Shareholders of a Series or Class not affected shall be required. The Trustees may not amend this Declaration to alter or amend the percentage of voting Shares required to approve any transaction or matter which requires a specific Shareholder vote under this Declaration unless an equivalent vote of Shareholders has authorized such alteration or amendment. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by this Section 4 with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification, as provided in the By-Laws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

ARTICLE IX

Miscellaneous

Section 1. Liability of Third Persons Dealing with Trustees

No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 2. Filing of Copies, References, Headings

The original or a copy of this Declaration and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration or of any such restatements and/or amendments. In this Declaration and in any such restatements and/or amendments, references to this Declaration, and all expressions such as “herein,” “hereof,” and “hereunder,” shall be deemed to refer to this Declaration as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This Declaration may be executed in any number of counterparts each of which shall be deemed an original.

Section 3. Applicable Law

(a) This Declaration and the Trust created hereunder are to be governed by and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b) Notwithstanding anything herein to the contrary, there shall not be applicable to the Trust, the Trustees, or this Declaration either the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration.

Section 4. Provisions in Conflict with Law or Regulations

(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

Section 5. Writings

To the fullest extent permitted by applicable laws and regulations:

(a) all requirements in this Declaration or in the By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

(b) all requirements in this Declaration or in the By-Laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

By:	/s/ Jeffrey W. Taylor
Jeffrey W. Taylor

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